Exhibit 10.10

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:

28 May 2024

CONCORDE SECURITY PTE. LTD.

3 ANG MO KIO STREET 62

# 01 - 49 LINK@AMK

SINGAPORE 569139

Dear Sir/Madam

CREDIT FACILITIES

MORTGAGE OF 3 ANG MO KIO STREET 62 #01-49 LINK@AMK SINGAPORE 569139 (“the Property”)

LOAN ACCOUNT NUMBER(S):	(“Commercial Property Loan 1”)

We are pleased to offer you (the “Borrower’’) the following additional credit facilities (the “Facilities”) on the terms and conditions set out in this letter (the “Supplemental Letter of Offer”) and in our Bank’s Standard Terms and Conditions Governing Banking Facilities attached hereto (this letter, its schedule(s) (the “Schedule(s)”) (collectively, the “Facility Letter” or this “Agreement”):-

Terms otherwise undefined in this letter shall have the meaning ascribed to it in the Schedule(s) to this letter. For the avoidance of doubt, a reference to the Facility Letter shall include any Schedule to this letter.

1.	LIMITS/QUANTUM

Type	Existing Limit	New Limit
Commercial Property Loan 1	SGD2,336,632.26*	SGD2,336,632.26*

Commercial Property Loan 2 (Tenor: 10 Years(s))	NIL	SGD1,500,000.00

(“The Facilities”)

*	Commercial Property Loan 1 outstanding principal as at 27 May 2024.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 1 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

2.	PURPOSE

	Commercial Property Loan 2:		For working capital requirements/ Business Usage.

3.	PRICING

3.1	Commercial Property Loan 2	1st year from the Effective Date	Fixed at 3.88% p.a. with monthly rests.

		2nd year from the Effective Date	Fixed at 3.88% p.a. with monthly rests.

		Thereafter	The applicable rate of interest on each Commercial Property Loan for an interest period shall be the aggregate of (A) Margin (as defined in the Schedule) and (B) the applicable Term Reference Rate (as defined in the Schedule).

Interest is payable on a monthly basis.

The applicable Term Reference Rate will be fixed and will apply throughout the relevant 1-month period. The Bank will determine the next Term Reference Rate applicable to the next 1-month period on the first day of the next 1-month period.

The first applicable Term Reference Rate will be fixed by the Bank on the Effective Date.

“Effective Date” refers to compliance of all of the Bank’s requirements for purpose of this conversion/the date falling 6 months from the date hereof or the date of first disbursement of the Commercial Property Loan 2, whichever is earlier.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 2 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

4.	SECURITY/SUPPORT

The Facilities will be secured by the following in form and substance satisfactory to the Bank:-

4.1	Mortgage over Property

Existing First Open legal mortgage in favour of the Bank over the property at 3 ANG MO KIO STREET 62 #01-49 LINK@AMK SINGAPORE 569139 (the “Property”) or, where applicable, deed of assignment and mortgage signed in escrow in respect of the Property.

4.2	Guarantee

(a) Existing Deed of Guarantee and Indemnity for all monies from CHUA SWEE KHENG and LIM PING PING.

(b) New Deed of Guarantee and Indemnity for all monies from CONCORDE INTERNATIONAL GROUP PTE. LTD▪

5.	COMMERCIAL PROPERTY LOAN 2

5.1	Availability

This offer shall cease to be available three (3) months from the date of this Supplemental Letter of Offer; or on/after such other date/period as the Bank may determine.

5.2	Repayment

Under the Full Instalment Repayment Scheme, the Commercial Property Loan shall be repayable by monthly instalments comprising both principal and interest calculated on the quantum of the Commercial Property Loan granted of such amount(s) or as may be notified by the Bank to the Borrower from time to time. The first monthly instalment of SGD15, 101.37 or such amount as the bank may stipulate shall commence on the first day of the month following the date of first disbursement if it is made on or before the 15th day of the month and on the first day of the second month following the date of first disbursement if the first disbursement is made after the 15th day of the month.

5.3	Prepayment

(a) The Borrower may repay:

(i) all outstanding by giving to the Bank not less than 3 months’ written notice of intended repayment or paying to the Bank 3 months’ interest in lieu of such notice; or

(ii) part of the outstanding by giving to the Bank not less than 1 month’s written notice of intended repayment or paying to the Bank 1 month’s interest in lieu of such notice. All partial prepayments shall be in multiples of SGD1,000.00 and not less than SGD10,000.00.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 3 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

(b)	If the Commercial Property Loan is fully or partially repaid within the first 2 years from the date of first disbursement, a prepayment fee of 2.00% flat will be charged on the amount repaid Such prepayment fee shall be payable on the date of prepayment together with the amount repaid.

(c)	Any notice of intended repayment given by you shall be irrevocable and shall oblige you to repay in accordance with that notice.

(d) If the Borrower fails to repay all of the outstanding in accordance with the written notice of intended repayment referred to in Clause 5.3(a)(i), the Bank will, in its absolute discretion, permit the Borrower to repay at a later date provided that:-

(i) the Borrower gives the Bank a new written notice of intended repayment of not less than 3 months’ or pays to the Bank 3 months’ interest in lieu of such notice;

(ii) the Borrower pays the Bank such administrative fee as may be imposed by the Bank from time to time in its sole and absolute discretion; and

(iii) the Borrower adheres to and abides by all other conditions and provides any documents as may be required by the Bank from time to time as the Bank may in its sole and absolute discretion impose and/or require.
6.	CANCELLATION FEE

A cancellation fee of 2.00% flat of the Facilities shall be payable on any part of the Commercial Property Loan which is cancelled or which is deemed by the Bank to have been cancelled after your acceptance of this Supplemental Letter of Offer and before the Effective Date.

7.	BREAKFUNDING COST

Any breakfunding costs incurred by the Bank, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Bank in its sole discretion) shall be borne by you and payable on the Bank’s demand notwithstanding that the prepayment or full settlement before the maturity of the Facilities is requested by the Bank.

8.	FACILITY FEE

A facility fee of SGD1 ,600.00 shall be payable upon acceptance of the Facilities.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 4 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

9.	LATE PAYMENT FEE

A late payment fee of SGD80.00 or such other amount as may be determined by the Bank shall be payable by the Borrower for any overdue payment of any instalment of the Commercial Property Loan.

10.	CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITIES

The Facilities will be available for your use upon completion of all matters and documentation to the satisfaction of the Bank, and upon

10.1	receipt of the following (where applicable) in form and substance acceptable to the Bank, including but not limited to:-

	(a)	Copy of your certificate of Incorporation and Memorandum and Articles of Association and that of the guarantors, mortgagors, third party depositors and any persons (other than you) providing security for the Facilities (collectively the “Surety”), certified as a true copy by a director or the company secretary.

	(b)	Copy of your Board Resolutions and Shareholders’ Resolutions (if required by the Bank) and that of the Surety, if a corporation, in the Bank’s prescribed format and duly certified as true copy by two directors or a director and the company secretary.

	(c)	Statement Containing Particulars of Charge in respect of the relevant security documents for filing with the Accounting and Corporate Regulatory Authority.

	(d)	All security and support documents containing such terms and conditions as the Bank may in its absolute discretion require duly executed and duly stamped (where applicable).

	(e)	All insurance policies and assignments required by the Bank.

	(f)	All title deeds and documents relating to the Property.

	(g)	Evidence satisfactory to the Bank that the title to the Property is in order and that there are no defects, legal, structural or otherwise, in or affecting the Property and that the Property is acceptable to the Bank, in its absolute discretion, in all respects as security for the Facilities granted to you.

	(h)	Satisfactory replies to all other searches as may be applicable and required by the Bank in connection with the Facilities.

	(i)	A valuation report from a valuer approved by the Bank. Among others. the valuation report must (a) confirm that Property is not a warehouse unit and (b) state that its market value of Property is not less than SGD4,300,000.00. The valuation fee will be borne by you.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial
OCBC Legal / May 2024	Page 5 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

	(j)	Evidence satisfactory to the Bank that all stamp fees, goods and services tax, value added or other similar taxes or fees payable in respect of the purchase and/or mortgage of the Property have been fully paid or have been earmarked/set-aside in such manner as the Bank may, in its absolute discretion, deem fit.

10.2	the following conditions being satisfied:-

	(a)	There is no material adverse change in your financial condition, operating environment, management or any other conditions which in the opinion of the Bank will materially affect your ability to perform your obligations under this Supplemental Letter of Offer.

	(b)	There exists no event of default as set out in the Bank’s Standard Terms and Conditions Governing Banking Facilities or any other event which would, with the giving of notice or passing or lapse of time and/or a relevant determination, constitute an event of default.

	(c)	All representations and warranties contained in this Supplemental Letter of Offer and in the Bank’s Standard Terms and Conditions Governing Banking Facilities have been complied with and would be correct in all respects if repeated on the date of advance, drawdown or availment of each of the Facilities by reference to the circumstances then existing.

	(d)	You shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its absolute discretion impose.

10.3	All Application Forms duly executed. For the purposes of this Clause, “Application Form” means the Bank’s prescribed application form for submitting a request for the Facilities; or such forms relating to or in connection with the application of the Facilities; or such forms as may be identified, prescribed or determined by the Bank (at its absolute discretion).

10.4	The Property must not be used as dormitory (including workers’ or students’ dormitory) at any point in time.

11.	OTHER TERMS AND CONDITIONS

11.1	You shall observe and perform all terms, covenants, stipulations and conditions on your part to be performed and observed in relation to the Property, including without limitation, the terms, covenants, stipulations and conditions contained in the Building Agreement, Lease, Agreement for Lease and/or Sale and Purchase Agreement in respect of the Property.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial
OCBC Legal / May 2024	Page 6 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

11.2	Where there is more than one borrower, this Supplemental Letter of Offer when accepted shall be valid binding and enforceable upon you as borrowers jointly and severally and on your respective successors. You agree that you shall be jointly and severally liable for the Facilities granted hereunder.

You agree that the Bank shall be at liberty as the Bank may deem fit to:

	(i)	initiate such actions or proceedings against any one or more of you for repayment of all or any of the monies due to the Bank under the Facilities;

	(ii)	release or discharge any one or more of you; or

	(iii)	accept any composition from or make any other arrangements with any one or more of you,

without thereby releasing or discharging the other(s) or otherwise prejudicing or affecting the Bank’s rights and remedies against the other(s).

11.3	Commercial Property Loan 2 will be available only upon satisfactory completion of all legal documentation.

11.4	Fresh legal requisitions on the Property shall be waived.

11.5	You agree, confirm, warrant and undertake as follows:

	(a)	that all information or documents submitted to the Bank are true and accurate in all respects and you have not withheld any information or document which may be material in all respects. You further acknowledge and undertake that the Bank is authorised to use all information and documents provided for whatever reason whatsoever and the Bank is authorised to assume the authenticity and updatedness of the information and document given by you when using the information or document submitted by you to the Bank (and the Bank is not obliged to independently verify any of such information or document) and it is your obligations to update the Bank in the event there is any change to the information or document or if there is any inaccuracy to the information or document provided by you to the Bank;

	(b)	where any particulars or other information given by you becomes inaccurate or misleading or changes in any way whatsoever, you shall promptly notify the Bank in writing of such changes and submit documentary proof to the Bank;

	(c)	you shall supply all information and documentary proof as the Bank may require from time to time and such information and documents shall thereby become and remain property of the Bank;

	(d)	you will execute all documents and instruments (including any security documents) and do all acts and things as may be required by the Bank from time to time;

	(e)	you are not bankrupt and/or insolvent and no statutory demand, winding up proceedings or bankruptcy proceedings or other proceedings of similar effect have been served on or commenced against you and no steps have or are being taken to appoint a receiver or judicial manager in respect of you and/or your assets;

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 7 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

(f) any funds and assets you place(s) or to be placed with the Bank, and any profits that they generate, will comply with the tax laws of the countries (if you are an individual) where you live or is a citizen (or, where applicable, of which you were established, set up or incorporated) or which you are otherwise subject to; and

11.6	Without prejudice to the Bank’s rights under Clause 12 (Consent to Disclosure) of the Bank’s Standard Terms and Conditions Governing Banking Facilities, you further declare, warrant and agree that, if you were referred to the Bank by a third party (including, without limitation a loan broker/introducer/dealer/consultant/agent), the Bank and the Bank’s officers are expressly and irrevocably permitted and authorised to disclose, reveal and divulge any and all information and particulars relating to and in connection with your application for the Facilities, you, your account(s) with the Bank and/or the Facilities (including without limitation, the loan quantum granted or to be granted by the Bank to you pursuant to the Facilities) at any time to such third party.

11.7	The Property must be owner occupied and must not be used for any investment purposes at any point in time.

12.	FINANCIAL CONVENANTS

12.1	You shall ensure that in each financial year (ending 31 December), not less than 50% of your sales revenue for that financial year (as evidenced by your financial statements) is remitted into your corporate account(s) maintained with the Bank.

Save for the above, all other terms and conditions as enumerated in our previous Facility Letter(s) shall remain binding and in full force and effect in so far as they have not been varied or they are not inconsistent with the terms herein.

To the extent that the same are not inconsistent with the express terms herein, the Bank’s Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 7 days from the date of this Facility Letter, unless otherwise arranged.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 8 of 15 Confidential

OCBC Bank
65 Chulia Street OCBC Centre
Singapore 049513

PRIVATE & CONFIDENTIAL

Our Ref:
CONCORDE SECURITY PTE. LTD.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully

for OVERSEA-CHINESE BANKING CORPORATION LIMITED

/s/ Benjamin Chou Zi Yang	/s/ Ng Chee Keong James
Benjamin Chou Zi Yang	Ng Chee Keong James
Manager	Group Leader
Middle Market	Middle Market
Global Enterprise Banking	Global Enterprise Banking

By signing below, I/we hereby:-

(i)	accept the Facilities on the terms and conditions contained in this Supplemental Letter of Offer and in the Standard Terms and Conditions Governing Banking Facilities.

(ii)	agree (if there is more than one of us) to be jointly and severally liable for the Facilities;

(iii)	authorise the Bank to debit all interest, costs, charges and fees including processing fees and insurance premium, if any, from my/our Account No.___________________or any other account which I/we have or may have with the Bank; and

(iv)	my/our Solicitor is: _______________________________________________

☐	I/We wish to request the Bank to appoint the same solicitors’ firm to act in this matter. However, I/we agree that the Bank has the absolute discretion to appoint any other solicitors’ firm to act for the Bank instead.

For and on behalf of CONCORDE SECURITY PTE. LTD.

Name of Authorised Signatory(ies):

Date:

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 9 of 15 Confidential

SCHEDULE 1
REFERENCE RATE SCHEDULE

PART 1A
DEFINITIONS

In this Agreement:

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Applicable Period” means the period specified as such in the applicable Reference Rate Terms.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore.

“Loan” means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan.

(“Margin” means the percentage rate per annum specified as such in the applicable Reference Rate Terms

“Market Disruption Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Quotation Day” means the relevant day specified as such in the applicable Reference Rate Terms.

“Reference Rate Terms” means in relation to:

(a)	a currency;

(b)	a Loan or an unpaid sum in that currency;

(c)	an interest period for such a Loan or unpaid sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or unpaid sum,

the terms set out for that currency in Part 2 (Reference Rate Terms) of this Schedule or in any Reference Rate Supplement.

“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.

“Specified Time” means the relevant time specified as such in the applicable Reference Rate Terms.

“Term Reference Rate” means, in relation to a Loan the applicable Primary Term Rate as of the Specified Time for a period equal in length to the Applicable Period.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 10 of 15 Confidential

PART 1B

REFERENCE RATE MISCELLANEOUS TERMS

The provisions set out in this Part 1B (Reference Rate Miscellaneous Terms) shall be deemed to be incorporated into the Agreement by reference and shall apply to the Agreement mutatis mutandis.

(a)	Construction

Unless a contrary indication appears, any reference in this Agreement to:

(i)	a page or screen of an information service displaying a rate shall include:

(1)	any replacement page of that information service which displays that rate; and

(2)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Bank after consultation with the Borrower; and

(ii)	any Reference Rate Supplement relating to a currency overrides anything relating to that currency in Part 2 (Reference Rate Terms) of this Schedule or in any earlier Reference Rate Supplement.

(b)	Currency symbols and definitions

“S$”, “SGD” and “Singapore Dollars” denote the lawful currency of Singapore.

(c)	Market Disruption

(i)	Without prejudice to the generality of [Clause 21 (Review of the Facilities)] of the Bank’s Standard Terms and Conditions Governing Banking Facilities, if a Market Disruption Event occurs in relation to any Loan for any interest period, then the Bank has the absolute discretion at any time upon notification (but without your consent) be entitled to revise the pricing and/or the Prescribed Rate. Such notification shall be conclusive and binding on you.

For the avoidance of doubt, the revised pricing and/or Prescribed Rate shall include among others, the aggregate of the margin, the Bank’s Cost of Funds (from whatever source it reasonably selects) and any mandatory cost.

(ii)	For the purposes of this Agreement:

“Market Disruption Event” means:

(1)	in relation to any Loan, at or about the relevant Specified Time for the relevant interest period, the relevant Primary Term Rate is not available or the relevant Primary Term Rate is zero or negative;

(2)	by reason of circumstances affecting the relevant interbank market generally, it is impracticable for the Bank to fund or continue to fund any Facility or Loan during any interest period;

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 11 of 15 Confidential

(3)	by reason of circumstances affecting the relevant interbank market generally, the Bank determines that the cost to it of obtaining matching deposits in the relevant interbank market would be in excess of the Term Reference Rate;

(4)	adequate and fair means do not exist for ascertaining the interest rate for any interest period;

(5)	in relation to a Loan, deposits in the relevant currency for such Loan are not available to the Bank in the relevant interbank market in sufficient amounts to fund such Loan (or any part of such Loan) for any interest period;

(6)	by reason of any circumstances whatsoever, the Bank in its sole discretion is of the view that its Cost of Funds or any other costs in relation to the funding of any Facility has increased or are likely to increase; or

(7)	the Bank’s Cost of Funds relating to its participation in a Loan would be in excess of the relevant Market Disruption Rate.

(d)	Day Count Convention and interest calculation

(i)	Any interest, commission or fee accruing under this Agreement will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(1)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(2)	subject to paragraph (ii) below, without rounding.

(ii)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable to the Bank under this Agreement shall be rounded to 2 decimal places.

(e)	Changes to Reference Rates

(i)	Without prejudice to the generality of [Clause 21 (Review of the Facilities)] of the Bank’s Standard Terms and Conditions Governing Banking Facilities, if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(1)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(2)

(A)	aligning any provision of this Agreement to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 12 of 15 Confidential

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Bank and the Borrower.

(ii)	In this Agreement:

“Published Rate” means the Primary Term Rate for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Bank and the Borrower materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 13 of 15 Confidential

(v)	in the case of the Primary Term Rate for any Quoted Tenor, the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); (or)

(c)	in the opinion of the Bank and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Quoted Tenor” means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic realily that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” wi11 be the replacement under paragraph (ii) above;

(b)	in the opinion of the Bank and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Bank and the Borrower, an appropriate successor to a Published Rate.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 14 of 15 Confidential

PART 2
REFERENCE RATE TERMS

Currency:	SGD

Definitions

Additional Business Days:	Any day other than a Saturday, Sunday, public holiday or bank holiday in Singapore.

Primary Term Rate:	The rate per annum (expressed as a percentage) determined by the Bank to be the Compounded Singapore Overnight Rate Average administered by the Monetary Authority of Singapore (or any other entity or person which takes over the administration of that rate) (the “SORA Administrator”) for the relevant period (being the Singapore Overnight Rate Average compounded over the relevant historical period) and published as of the relevant day, displayed (after taking into account any correction, recalculation or republication by the SORA Administrator) on the website of the SORA Administrator currently at https://www.mas.gov.sg, or any successor website officially designated by the SORA Administrator (or as published by its authorised distributors).

Applicable Period:	In relalion to a Loan, a period equal in length to 3-months.

Quotation Day:	The first day of the relevant interest period or such other day as the Bank may determine from time to time.

Specified Time:	11:00 a.m. Singapore time, on the Quotation Day, or such other time on the Quotation Day as the Bank may determine from time to time.

Margin:	2.50% per annum

Market Disruption Rate:	The Term Reference Rate.

Relevant Market:	The Singapore Dollars wholesale market.

/s/ Bank’s Staff Initial
Customer’s Initial		Bank’s Staff Initial

OCBC Legal / May 2024	Page 15 of 15 Confidential